UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2018
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2018, in connection with its periodic review of corporate governance practices, the Board of Directors ("Board") of the Federal Home Loan Bank of Atlanta ("Bank") revised and restated the Bank’s Bylaws (as revised and restated, the "Bylaws"), effective immediately. A summary of the principal amendments to the Bylaws approved by the Board is set forth below.

Capital Stock: The Bylaws were revised to clarify that the manner, form, issuance, transfer, repurchase and redemption of capital stock shall be as prescribed by the Federal Home Loan Bank Act, Federal Housing Finance Agency regulations, and the Bank's Capital Plan. (Article VI)

Indemnification: The Bylaws procedures for obtaining indemnification and advancement of expenses were revised to address the enforcement of such rights, and to otherwise clarify the scope and nature of indemnification and advancement rights granted by the Bank. (Article VII)

Other Changes: The remaining amendments to the Bylaws were immaterial language changes or clarifying or conforming changes.

This summary is subject to and qualified in its entirety by reference to the text of the revised and restated Bylaws, a marked copy of which (to show changes from the prior version) is attached hereto as Exhibit 3.2 and incorporated in this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit

3.2 Bylaws of the Federal Home Loan Bank of Atlanta, as revised and restated through March 29, 2018 (marked to show changes from prior version).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: April 4, 2018	By:/s/Reginald T. O'Shields
By: Reginald T. O'Shields
Senior Vice President and
General Counsel